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                                                                                                                       EXHIBIT (12)
FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
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                                                          NINE
                                                        MONTHS
                                                         ENDED
                                                      SEPT. 30,                                          YEARS ENDED DECEMBER 31,
                                                     ----------   ---------------------------------------------------------------

(IN MILLIONS)                                             1997          1996         1995          1994        1993         1992
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
EXCLUDING INTEREST ON DEPOSITS
Pretax income from continuing operations          $      2,253         2,310        2,219         2,088       1,795          977
Fixed charges, excluding capitalized
  interest                                               1,428         1,739        1,266           816         608          570
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Earnings                                      (A) $      3,681         4,049        3,485         2,904       2,403        1,547
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Interest, excluding interest on deposits          $      1,326         1,672        1,198           747         538          502
Distributions on guaranteed preferred
  beneficial interests                                      50             -            -             -           -            -
One-third of rents                                          52            67           68            69          70           68
Capitalized interest                                         -             4            3             1           -            -
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Fixed charges                                 (B) $      1,428         1,743        1,269           817         608          570
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Consolidated ratios of earnings to fixed
  charges, excluding interest on deposits (A)/(B)         2.58X         2.32         2.75          3.55        3.95         2.71
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INCLUDING INTEREST ON DEPOSITS
Pretax income from continuing operations          $      2,253         2,310        2,219         2,088       1,795          977
Fixed charges, excluding capitalized
  interest                                               3,688         4,699        4,120         2,862       2,552        3,010
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Earnings                                      (C) $      5,941         7,009        6,339         4,950       4,347        3,987
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Interest, including interest on deposits          $      3,586         4,632        4,052         2,793       2,482        2,942
Distributions on guaranteed preferred
  beneficial interests                                      50             -            -             -           -            -
One-third of rents                                          52            67           68            69          70           68
Capitalized interest                                         -             4            3             1           -            -
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Fixed charges                                 (D) $      3,688         4,703        4,123         2,863       2,552        3,010
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Consolidated ratios of earnings to fixed
  charges, including interest on deposits (C)/(D)         1.61X         1.49         1.54          1.73        1.70         1.32
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